hereof, hereby acknowledged that they fully understand the terms hereof.

Section 7.18 Time is of the Essence. Time is of the essence in all respects hereunder.

IN WITNESS WHEREOF, the Director and the Company have executed this Security Agreement as of the date first above written.

The Director of Development of the State of Ohio, acting on behalf of the State of Ohio

By: [signature]

Name: [illegible]

[illegible] Officer

Title: ______________________

The Guitammer Company, an Ohio corporation

By: [signature]
Mark A. Luden, President & CEO

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